UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 27, 2010
Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (650) 624 - 3000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 22, 2010, Cytokinetics, Inc. (the “Company”) executed a third amendment (the “Amendment”) to its existing lease agreement (the “Lease”) with Britannia Pointe Grand Limited Partnership (the “Landlord”). Prior to the Amendment, the Lease provided for the lease to the Company of approximately 50,195 square feet located at 280 East Grand Ave., South San Francisco, California (the “280 Building”). Pursuant to the Amendment, effective July 1, 2011, the approximately 31,392 square feet located at 256 East Grand Ave., South San Francisco, California (the “256 Building”) will also be leased to the Company under the Lease. The Company currently subleases the 256 Building pursuant to a sublease agreement with Millennium Pharmaceuticals, Inc. This sublease agreement will expire on June 30, 2011.
          The Amendment extends the term of the Lease through June 30, 2018, with an option exercisable at the Company’s discretion to extend the term of Lease for one additional three-year period at a fair market rate agreed to by the Landlord and the Company. Under the Amendment, the Landlord will provide to the Company a tenant improvement allowance of approximately $1.6 million.
          Beginning July 1, 2011, the monthly base rent for the 280 Building and the 256 Building will be as follows:

	280 Building		256 Building
	Monthly Base	Monthly Rate/	Monthly Base	Monthly Rate/
Period	Rent	Square Foot	Rent	Sq. Foot
7/1/11 - 8/31/11	$130,005.05	$2.59	$67,492.80	$2.15
9/1/11 - 8/31/12	$134,522.60	$2.68	$67,492.80	$2.15
9/1/12 - 8/31/13	$122,977.75	$2.45	$73,771.20	$2.35
9/1/13 - 8/31/14	$135,526.50	$2.70	$84,758.40	$2.70
9/1/14 - 8/31/15	$139,542.10	$2.78	$87,269.76	$2.78
9/1/15 - 8/31/16	$143,557.70	$2.86	$89,781.12	$2.86
9/1/16 - 8/31/17	$148,075.25	$2.95	$92,606.40	$2.95
9/1/17 - 8/31/18	$152,592.80	$3.04	$95,431.68	$3.04
          The Company will pay the Landlord certain operating expenses of the leased premises.
     The above description of the Amendment is a summary of the material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2010.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated
December 27, 2010	By:	/s/ Sharon A. Barbari
		Name:	Sharon A. Barbari
		Title:	Executive Vice President, Finance and Chief Financial Officer